UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2018

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2018, Infinera Corporation, a Delaware corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Coriant Investor LLC, a Delaware limited liability company (“Seller”) and Oaktree Optical Holdings, L.P., a Delaware limited partnership (“Lender”). Pursuant to the terms of the Purchase Agreement, the Company will purchase from the Seller 100% of the issued and outstanding limited liability company interests (the “Units”) of Telecom Holding Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Seller (such company, “Coriant,” and such purchase, the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, upon consummation of the Acquisition, the Seller shall sell and transfer to the Company, and the Company shall purchase from Seller, all of the Units. In consideration therefore, the Company will pay an aggregate amount of consideration consisting of approximately $230 million in cash and 21 million shares of Company common stock, subject to certain customary adjustments. Substantially all such consideration shall be paid or delivered, as applicable, to the creditors of Coriant and its subsidiaries, including the Lender, in satisfaction of certain obligations owed thereto by such persons. The cash portion of the amounts payable in the Acquisition is expected to be financed with a combination of new debt and cash on the Company’s balance sheet. In connection with its entry into the Purchase Agreement, the Company obtained a commitment from Morgan Stanley Senior Funding, Inc. for a $200 million senior secured bridge facility, subject to customary conditions.

In connection with the signing of the Purchase Agreement, certain key service providers of Coriant have entered into employment and/or consulting arrangements with the Company and its subsidiaries (including, following the closing of the Acquisition, Coriant), to become effective upon the consummation of the Acquisition.

Consummation of the Acquisition is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the expiration or termination of the required waiting periods under certain antitrust, competition or other similar laws (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the performance of certain covenants and agreements.

The Purchase Agreement contains representations, warranties and covenants of the Company, Seller and Lender that are customary for a transaction of this nature, including among others, covenants by the Seller regarding the conduct of Coriant’s business during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters.

The Acquisition is anticipated to close in the Company’s third fiscal quarter ending September 29, 2018.

The Purchase Agreement contains certain termination rights for both Company and Seller including, for example, (i) the failure to consummate the Acquisition prior to the six-month anniversary of the signing of the Purchase Agreement, (the “Termination Date”), provided that such Termination Date will be automatically extended for three months if matter giving rise to the failure of such condition is related to the approval under the HSR Act or any Foreign Competition Law and (ii) a permanent injunction or order being issued prohibiting the consummation of the Acquisition.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be subsequently filed. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential Disclosure Schedule provided by Seller to the Company in connection with the signing of the Purchase Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Seller rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or Coriant.

Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements related to the Company, Coriant and the acquisition of Coriant by the Company that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; the parties’ ability to promptly and effectively integrate the businesses of the Company and Coriant, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the acquisition; the failure to consummate or any delay in consummating the acquisition for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2018 and its Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018. Additional information will also be set forth in the Company’s future Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other filings that the Company makes with the SEC. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 2.02	Results of Operations and Financial Condition.

See the disclosure under Item 7.01 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this Current Report on Form 8-K. In connection with the proposed acquisition of Coriant described in Item 1.01 above, the Company has agreed to issue shares of the Company’s common stock to the Lender in accordance with the terms and subject to the conditions set forth in the Purchase Agreement. This issuance of shares will be made in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated and the exemptions from qualification under applicable state securities laws.

Item 7.01	Regulation FD Disclosure.

On July 23, 2018, the Company issued a press release announcing the entry into the Purchase Agreement as well as updating its expectations for certain second quarter of 2018 financial results. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Infinera Corporation, dated July 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 23, 2018	By:	/s/ JAMES L. LAUFMAN
James L. Laufman
Senior Vice President, General Counsel and Secretary

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